UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2013
PARKWAY PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-11533	74-2123597
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bank of America Center, Suite 2400, 390 North Orange Avenue, Orlando FL	32801
(Address of Principal Executive Offices, including zip code)	(Zip code)
Registrant's telephone number, including area code: (407) 650-0593

Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Effective September 18, 2013, the Board of Directors of Parkway Properties, Inc., a Maryland corporation (the “Company”), appointed Mr. Scott Francis as Senior Vice President and Chief Accounting Officer of the Company. Mr. Francis replaces Mr. O. Darryl Waltman as Senior Vice President and Chief Accounting Officer. As previously disclosed, the Company intends to close its Jackson, Mississippi office and consolidate its support functions in Florida, and Mr. Waltman will continue as an employee of the Company in its Jackson, Mississippi office through December 31, 2013.

Mr. Francis, age 37, served as Vice President of Strategy & Administration of the Company since 2012. Prior to joining the Company, Mr. Francis served as Managing Director of Banyan Street Capital, a private real estate investment firm, from 2011 to 2012, and as Chief Financial Officer and Chief Accounting Officer for Eola Capital LLC, a privately owned property management company, from 2005 to 2011. From 2004 to 2005, Mr. Francis was the Director of Finance for Insurance Office of America, a private insurance agency, and from 1998 to 2004, he worked in public accounting as a tax manager for middle-market companies focusing primarily in construction and real estate. Mr. Francis is a Certified Public Accountant and received a B.S. in Accounting from the University of Florida.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2013                PARKWAY PROPERTIES, INC.

BY:    /s/ Jeremy R. Dorsett
Jeremy R. Dorsett
Executive Vice President and
General Counsel